Exhibit 99.2

News		micros ®

MICROS Systems, Inc.
7031 Columbia Gateway Drive
Columbia, Maryland 21046-2289

Release Date: April 29, 2005	Contact:	Peter J. Rogers, Jr.
Vice President, Investor Relations
(443) 285-8059
progers@micros.com

MICROS CONFIRMS FISCAL 2005 FOURTH QUARTER EPS FORECAST

Columbia, Maryland... MICROS Systems, Inc. (Nasdaq:MCRS), a leading supplier of information systems to the hospitality and retail industries, today confirmed that it expects to meet analysts’ average forecast of diluted earnings per share of $0.43 for its fiscal 2005 fourth quarter ending June 30, 2005.

MICROS’s stock is traded through NASDAQ under the symbol MCRS.   Some of the statements contained herein not based on historic facts are forward-looking statements that involve risks and uncertainties.  Some of those uncertainties are: product demand and market acceptance; adverse economic factors; impact of competitive products and pricing on margins; product development delays and technological difficulties; and aggressively controlling expenses.  Other risks are indicated in the MICROS Form 10-K and other filings with the Securities and Exchange Commission.  MICROS assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.